As Filed with the Securities and Exchange Commission on December 13, 2010	Registration No. 333-170943

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Intelligent Lighting and Electronics, Inc.
(Name of Registrant As Specified in its Charter)

Delaware	3640	26-1357819
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

No. 29 & 31, Huanzhen Road
Shuikou Town, Huizhou, Guangdong, China 516005
86-752-2323888
(Address and Telephone Number of Principal Executive Offices)

Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
800-222-2122
(Name, Address and Telephone Number of Agent for Service)

Copies to

Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone: (310) 552-5000
Facsimile: (310) 552-5001

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			Maximum		Maximum	Amount of
Title of Each Class of	Amount To Be		Offering Price		Aggregate	Registration
Securities To Be Registered	Registered (1)		Per Share		Offering Price (3)	Fee
Common Stock, $0.0001 par value per share	1,858,323	(2)	$2.77	(3)	$5,147,555	$367.02
Total Registration Fee						$367.02	(4)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or prospectus supplement.

(3)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the average of the high and low sales prices reported on the NYSE Amex on November 30, 2010.

(4)	Previously paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-170943) is solely to file Exhibits 5.1, 23.3, and 23.4. Accordingly, a preliminary prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.

Securities and Exchange Commission registration fee(1)	$367
Transfer Agent Fees(1)	500
Accounting fees and expenses(1)	10,000
Legal fees and expenses(1)	20,000
Miscellaneous(1)	1,133
Total	$32,000

(1)	All amounts are estimates other than the Commission’s registration fee.

Item 14. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent sales of unregistered securities

On June 17, 2010, we issued options to purchase 25,000 shares of common stock to an executive officer of our company.  The issuance of the options were for compensatory purposes and were exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On January 15, 2010, pursuant to the terms of the Exchange Agreement, as amended, entered into by and between SRKP 22, China Intelligent BVI and the sole shareholder of China Intelligent BVI, SRKP 22 issued 7,097,748 shares of common stock to the shareholder and her designees in exchange for all of the issued and outstanding securities of China Intelligent BVI.  All of the securities were offered and issued in reliance upon an exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended (“Securities Act”).  We complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) each recipient of the shares is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) each recipient of the shares has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) each recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration.  We will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

On January 15, 2010, we received gross proceeds of approximately $3.5 million in the closing of a private placement transaction (the “Private Placement”).  Pursuant to subscription agreements entered into with the investors, we sold an aggregate of 1,377,955 shares of Common Stock at $2.54 per share.   We agreed to pay WestPark Capital, Inc., the placement agent for the Private Placement, a commission equal to 8% of the gross proceeds from the financing, in addition to a $140,000 success fee for the Share Exchange, and an $80,000 due diligence fee.  The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act).

On October 11, 2007, we offered and sold an aggregate of 3,548,196 shares of our common stock for aggregate proceeds equal to $5,000.12, pursuant to the terms and conditions set forth in those certain common stock purchase agreements (each a “Common Stock Purchase Agreement”), and warrants (the “Warrants”) to purchase an aggregate of 3,548,196 shares of our common stock for aggregate proceeds equal to $2,500.05, pursuant to the terms and conditions set forth in those certain warrant purchase agreement (each a “Warrant Purchase Agreement”). The Warrants have an exercise price equal to $0.0002. The Warrants are immediately exercisable and terminate on the earlier of October 11, 2017 or five years from the date we consummate a merger or other business combination with an operating business or any other event pursuant to which we cease to be a “shell company” and a “blank check company.” This occurred upon the close of the Share Exchange that closed on January 15, 2010.  On August 13, 2010, we issued 440,322 shares of common stock upon the warrant holders’ cashless exercise of the Warrants to purchase 440,358 shares of common stock at a per share exercise price of $0.002.   We sold these shares of Common Stock and Warrants under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 16. Exhibits

Exhibit No.	Exhibit Description

2.1
Share Exchange Agreement, dated as of October 20, 2009, by and among the Registrant, China Intelligent Electronic Holding Limited, and Li Xuemei (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

2.1(a)
Amendment No. 1 dated November 25, 2009 to the Share Exchange Agreement entered into by and between the Registrant, China Intelligent Electronic Holding Limited, and Li Xuemei (incorporated by reference from Exhibit 2.1(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

Exhibit No.	Exhibit Description
2.1(b)
Amendment No. 2 dated January 15, 2010 to the Share Exchange Agreement entered into by and between the Registrant, China Intelligent Electronic Holding Limited, and Li Xuemei (incorporated by reference from Exhibit 2.1(b) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-53018) filed with the Securities and Exchange Commission on January 16, 2008).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-53018) filed with the Securities and Exchange Commission on January 16, 2008).

3.3
Articles of Merger effecting name change filed with the Office of Secretary of State of Delaware on January 15, 2010 (incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

3.4
Certificate of Amendment to the Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2010).

4.1
Form of Warrant dated October 11, 2007 (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form 10-SB (File No. 000-53018) filed with the Securities and Exchange Commission on January 16, 2008).

5.1	Opinion of K&L Gates LLP.

10.1
Registration Rights Agreement dated January 15, 2010 entered into by and between the Registrant and Stockholders (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.2
Share and Warrant Cancellation Agreement dated January 15, 2010 entered into by and between the Registrant and Stockholders (incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.3
Form of 2009 Employment Agreement dated January 2009 entered into with Dong Bin and Wu Shiliang (translated to English) (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.4
Employment Agreement for CFO Position dated November 23, 2009 entered into by and between China Intelligent Electronic Holding Limited and Xialong Zhou (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.4(a)
Mutual Termination Agreement for CFO Position dated December 31, 2009 entered into by and between China Intelligent Electronic Holding Limited and Xialong Zhou (incorporated by reference from Exhibit 10.4(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.5
Factory Premises Lease Rental Agreement entered by and between NIVS (HZ) Audio and Video Tech. Co., Ltd. and Hyundai Light & Electric (HZ) Co., Ltd. with effect through July 1, 2010 (incorporated by reference from Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.5(a)
Renewal Agreement dated June 9, 2010 for Factory Premises Lease Rental Agreement entered by and between NIVS (HZ) Audio and Video Tech. Co., Ltd. and Hyundai Light & Electric (HZ) Co., Ltd. with effect through June 2013 (incorporated by reference from Exhibit 10.5(a) to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 14, 2010).

10.6
Floors Lease Agreement dated March 30, 2007 entered into by and between ShunKang Department Store and Hyundai Light & Electric (HZ) Co., Ltd. (incorporated by reference from Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

Exhibit No.	Exhibit Description
10.6(a)
Floor Lease Renewal Agreement dated April 8, 2009 for the Floors Lease Agreement dated March 30, 2007 entered into by and between ShunKang Department Store and Hyundai Light & Electric (HZ) Co., Ltd. (incorporated by reference from Exhibit 10.6(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.7
Trademark License Agreement dated July 31, 2005 entered into by and between Hyundai Corporation and Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.7(a)
Trademark License Agreement dated September 10, 2008 entered into by and between Hyundai Corporation and Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.7(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.7(b)**
Trademark License Agreement dated July 12, 2010 entered into by and between Hyundai Corporation and Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2010).

10.8
Debt Repayment and Set-Off Agreement dated November 28, 2008, by and between Korea Hyundai Light & Electric (Int’l) Holding and Hyundai Light & Electric (HZ) Co., Ltd. and Tianfu Li, NIVS IntelliMedia Technology Group, Inc., Niveous Holding Company Limited, NIVS (HZ) Audio & Video Tech Company Limited, NIVS International (H.K.) Limited, NIVS (HZ) Audio & Video Tech Company Limited Shenzhen Branch, NIVS Investment (SZ) Co., Ltd., Zhongkena Technology Development, Xentsan Technology (SZ) Co., Ltd. (incorporated by reference from Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.8(a)
Amendment No. 1 to the Debt Repayment and Set-Off Agreement dated December 22, 2008, by and between by and between Korea Hyundai Light & Electric (Int’l) Holding and Hyundai Light & Electric (HZ) Co., Ltd. and Tianfu Li, NIVS IntelliMedia Technology Group, Inc., Niveous Holding Company Limited, NIVS (HZ) Audio & Video Tech Company Limited, NIVS International (H.K.) Limited, NIVS (HZ) Audio & Video Tech Company Limited Shenzhen Branch, NIVS Investment (SZ) Co., Ltd., Zhongkena Technology Development, Xentsan Technology (SZ) Co., Ltd. (incorporated by reference from Exhibit 10.8(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.9
Indemnification Agreement dated January 15, 2010 entered into by and between Li Xuemei, China Intelligent Electronic Holding Limited, Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.10
Security Agreement dated January 15, 2010 entered into by and between Li Xuemei, China Intelligent Electronic Holding Limited, Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.11
Employment Agreement dated December 28, 2009 entered into by and between the China Intelligent Electric Holding Limited and Chi-wai (Gabriel) Tse (English Translation) (incorporated by reference from Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.12
Waiver and Debt Forgiveness Agreement for China Intelligent Electric Holding Limited dated October 1, 2008 executed by Tianfu Li (English Translation) (incorporated by reference from Exhibit 10.12 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.13
Waiver and Debt Forgiveness Agreement for Korea Hyundai Light & Electric (International) Holding Limited dated December 26, 2008 executed by Tianfu Li (English Translation) (incorporated by reference from Exhibit 10.13 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.14
Form of Subscription Agreement dated January 15, 2010 between investors and the Registrant (incorporated by reference from Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on March 30, 2010).

Exhibit No.	Exhibit Description
10.15
Employment Agreement dated May 5, 2010 by and between the Registrant and Kui (Kevin) Jiang (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2010).

10.16
Form of Lock Up Agreement executed by SRKP 22, Inc. Shareholders as indicated in Appendix A of this Exhibit (incorporated by reference from Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on May 6, 2010).

10.17
Lock Up Agreement dated June 4, 2010 between WestPark Capital Financial Services, LLC and the Registrant (incorporated by reference from Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 7, 2010).

10.18
Warrant Cancellation Agreement dated June 14, 2010 entered into by and between the Registrant and WestPark Capital Financial Services, LLC (incorporated by reference from Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 14, 2010).

10.19
Lease Agreement dated April 5, 2010 entered into by and between Hu Guilan and the Registrant (incorporated by reference from Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 14, 2010).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

23.1*	Consent of MaloneBailey, LLP.

23.2*	Consent of Kempisty & Company Certified Public Accountants PC.

23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1).

23.4	Consent of Han Kun Law Offices.

24.1*	Power of Attorney (included on signature page).
______
* Previously filed.
.
**  Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Item 17. Undertakings

The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

The undersigned Registrant hereby undertakes that to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

i.	in any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huizhou, People’s Republic of China, on the 13th day of December, 2010.

China Intelligent Lighting and Electronics, Inc.

By:	/s/ Li Xuemei
Name:	Li Xuemei
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

Chief Executive Office, President, and
/s/ Li Xuemei	Chairman of the Board (Principal Executive Officer)	December 13, 2010
Li Xuemei

Chief Financial Officer and Corporate Secretary
(Principal Financial and Accounting
/s/ Kui (Kevin) Jiang	Officer)	December 13, 2010
Kui (Kevin) Jiang

Executive Vice President, Sales and Marketing
*	and Director	December 13, 2010
Wu Shiliang

*	Director	December 13, 2010
Michael Askew

*	Director	December 13, 2010
Su Yang

*	Director	December 13, 2010
Zhang Hongfeng

* By: /s/ Li Xuemei
Li Xuemei, as Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1
Share Exchange Agreement, dated as of October 20, 2009, by and among the Registrant, China Intelligent Electronic Holding Limited, and Li Xuemei (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

2.1(a)
Amendment No. 1 dated November 25, 2009 to the Share Exchange Agreement entered into by and between the Registrant, China Intelligent Electronic Holding Limited, and Li Xuemei (incorporated by reference from Exhibit 2.1(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

2.1(b)
Amendment No. 2 dated January 15, 2010 to the Share Exchange Agreement entered into by and between the Registrant, China Intelligent Electronic Holding Limited, and Li Xuemei (incorporated by reference from Exhibit 2.1(b) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

3.1
Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form 10-SB (File No. 000-53018) filed with the Securities and Exchange Commission on January 16, 2008).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form 10-SB (File No. 000-53018) filed with the Securities and Exchange Commission on January 16, 2008).

3.3
Articles of Merger effecting name change filed with the Office of Secretary of State of Delaware on January 15, 2010 (incorporated by reference from Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

3.4
Certificate of Amendment to the Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2010).

4.1
Form of Warrant dated October 11, 2007 (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form 10-SB (File No. 000-53018) filed with the Securities and Exchange Commission on January 16, 2008).

5.1	Opinion of K&L Gates LLP.

10.1
Registration Rights Agreement dated January 15, 2010 entered into by and between the Registrant and Stockholders (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.2
Share and Warrant Cancellation Agreement dated January 15, 2010 entered into by and between the Registrant and Stockholders (incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.3
Form of 2009 Employment Agreement dated January 2009 entered into with Dong Bin and Wu Shiliang (translated to English) (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.4
Employment Agreement for CFO Position dated November 23, 2009 entered into by and between China Intelligent Electronic Holding Limited and Xialong Zhou (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.4(a)
Mutual Termination Agreement for CFO Position dated December 31, 2009 entered into by and between China Intelligent Electronic Holding Limited and Xialong Zhou (incorporated by reference from Exhibit 10.4(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.5
Factory Premises Lease Rental Agreement entered by and between NIVS (HZ) Audio and Video Tech. Co., Ltd. and Hyundai Light & Electric (HZ) Co., Ltd. with effect through July 1, 2010 (incorporated by reference from Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

Exhibit No.	Exhibit Description
10.5(a)
Renewal Agreement dated June 9, 2010 for Factory Premises Lease Rental Agreement entered by and between NIVS (HZ) Audio and Video Tech. Co., Ltd. and Hyundai Light & Electric (HZ) Co., Ltd. with effect through June 2013 (incorporated by reference from Exhibit 10.5(a) to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 14, 2010).

10.6
Floors Lease Agreement dated March 30, 2007 entered into by and between ShunKang Department Store and Hyundai Light & Electric (HZ) Co., Ltd. (incorporated by reference from Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.6(a)
Floor Lease Renewal Agreement dated April 8, 2009 for the Floors Lease Agreement dated March 30, 2007 entered into by and between ShunKang Department Store and Hyundai Light & Electric (HZ) Co., Ltd. (incorporated by reference from Exhibit 10.6(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.7
Trademark License Agreement dated July 31, 2005 entered into by and between Hyundai Corporation and Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.7(a)
Trademark License Agreement dated September 10, 2008 entered into by and between Hyundai Corporation and Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.7(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.7(b)**
Trademark License Agreement dated July 12, 2010 entered into by and between Hyundai Corporation and Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2010).

10.8
Debt Repayment and Set-Off Agreement dated November 28, 2008, by and between Korea Hyundai Light & Electric (Int’l) Holding and Hyundai Light & Electric (HZ) Co., Ltd. and Tianfu Li, NIVS IntelliMedia Technology Group, Inc., Niveous Holding Company Limited, NIVS (HZ) Audio & Video Tech Company Limited, NIVS International (H.K.) Limited, NIVS (HZ) Audio & Video Tech Company Limited Shenzhen Branch, NIVS Investment (SZ) Co., Ltd., Zhongkena Technology Development, Xentsan Technology (SZ) Co., Ltd. (incorporated by reference from Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.8(a)
Amendment No. 1 to the Debt Repayment and Set-Off Agreement dated December 22, 2008, by and between by and between Korea Hyundai Light & Electric (Int’l) Holding and Hyundai Light & Electric (HZ) Co., Ltd. and Tianfu Li, NIVS IntelliMedia Technology Group, Inc., Niveous Holding Company Limited, NIVS (HZ) Audio & Video Tech Company Limited, NIVS International (H.K.) Limited, NIVS (HZ) Audio & Video Tech Company Limited Shenzhen Branch, NIVS Investment (SZ) Co., Ltd., Zhongkena Technology Development, Xentsan Technology (SZ) Co., Ltd. (incorporated by reference from Exhibit 10.8(a) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.9
Indemnification Agreement dated January 15, 2010 entered into by and between Li Xuemei, China Intelligent Electronic Holding Limited, Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.10
Security Agreement dated January 15, 2010 entered into by and between Li Xuemei, China Intelligent Electronic Holding Limited, Hyundai Light and Electric (Huizhou) Co., Ltd. (incorporated by reference from Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.11
Employment Agreement dated December 28, 2009 entered into by and between the China Intelligent Electric Holding Limited and Chi-wai (Gabriel) Tse (English Translation) (incorporated by reference from Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.12
Waiver and Debt Forgiveness Agreement for China Intelligent Electric Holding Limited dated October 1, 2008 executed by Tianfu Li (English Translation) (incorporated by reference from Exhibit 10.12 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

Exhibit No.	Exhibit Description
10.13
Waiver and Debt Forgiveness Agreement for Korea Hyundai Light & Electric (International) Holding Limited dated December 26, 2008 executed by Tianfu Li (English Translation) (incorporated by reference from Exhibit 10.13 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.14
Form of Subscription Agreement dated January 15, 2010 between investors and the Registrant (incorporated by reference from Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on March 30, 2010).

10.15
Employment Agreement dated May 5, 2010 by and between the Registrant and Kui (Kevin) Jiang (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2010).

10.16
Form of Lock Up Agreement executed by SRKP 22, Inc. Shareholders as indicated in Appendix A of this Exhibit (incorporated by reference from Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on May 6, 2010).

10.17
Lock Up Agreement dated June 4, 2010 between WestPark Capital Financial Services, LLC and the Registrant (incorporated by reference from Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 7, 2010).

10.18
Warrant Cancellation Agreement dated June 14, 2010 entered into by and between the Registrant and WestPark Capital Financial Services, LLC (incorporated by reference from Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 14, 2010).

10.19
Lease Agreement dated April 5, 2010 entered into by and between Hu Guilan and the Registrant (incorporated by reference from Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-164925) filed with the Securities and Exchange Commission on June 14, 2010).

21.1	List of Subsidiaries (incorporated by reference from Exhibit 21.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

23.1*	Consent of MaloneBailey, LLP.

23.2*	Consent of Kempisty & Company Certified Public Accountants PC.

23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1).

23.4	Consent of Han Kun Law Offices.

24.1*	Power of Attorney (included on signature page).

* Previously filed.
.
**  Confidential portions of this exhibit have been redacted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.